UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2022

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GROV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2022 and in accordance with the terms of the Grove Collaborative, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), the Board of Directors (the “Board”) of Grove Collaborative Holdings, Inc. (the “Company”) approved a stock option exchange (the “Exchange Offer”) where holders of Eligible Options (as defined below) will be provided with the opportunity to exchange all or a portion of their existing Eligible Options for new restricted stock unit awards (“New RSUs”) with respect to a lesser number of shares of the Company’s Class A common stock, as described below. “Eligible Options” are all outstanding stock options as of September 26, 2022 (vested or unvested) to acquire shares of the Company’s Class A common stock or Class B common stock, in each case, that were issued under the 2016 Plan, have an exercise price equal to or greater than $1.92 per share and are held by individuals employed by or serving as non-employee directors of the Company as of the grant date of the New RSUs. The Company’s named executive officers and directors, to the extent they hold Eligible Options, will be eligible to participate in the Exchange Offer on the same terms as the Company’s other employees. The Company expects to launch the Exchange Offer on or around September 26, 2022 and the Exchange Offer will expire twenty business days later, unless extended by the Board.

The Board believes that the New RSUs granted pursuant to the Exchange Offer will provide a better incentive and motivation to employees to successfully execute the Company’s philosophy and business objectives than the currently underwater Eligible Options. The Board also believes that the receipt of New RSUs will increase the retention of employees, reduce the costs and disruptions associated with employee resignations and better support the Company’s performance as a company.

The number of New RSUs to be granted to participants in exchange for their Eligible Options will be determined based on the exchange ratios shown in the table below.

Eligible Option Exercise Price Range	Exchange Ratio (Surrendered Eligible Options : New RSUs)*
$1.92 to $2.21	1.20 to 1
$2.22 to $5.59	1.45 to 1
$5.60 to $6.49	1.70 to 1
$6.50 and above	1.95 to 1

The New RSUs to be granted in exchange for vested Eligible Options (“Vested Option New RSUs”) will vest 50% on the grant date of the New RSUs and will vest with respect to the remaining 50% in two equal installments on each of February 15, 2023 and May 15, 2023, subject to the recipient’s continued service through the applicable vesting date. The New RSUs to be granted in exchange for unvested Eligible Options (“Unvested Option New RSUs”) will vest in equal installments on each February 15, May 15, August 15 and November 15 until becoming fully vested in the calendar quarter in which the Eligible Option tendered in exchange for such New RSU would have fully vested had it not been exchanged in the Exchange Offer, subject to the recipient’s continued service through the applicable vesting date. In the event a participant’s service with the Company is terminated without cause, due to death or disability or the participant resigns for good reason, the participant’s Vested Option New RSU will fully vest, and any then-unvested portion of the participant’s Unvested Option New RSU will be forfeited on the termination date. In the event a participant’s service with the Company is terminated without cause, due to death or disability or the participant resigns for good reason, in each case, within 24 months following a change in control of Grove, the participant’s Vested Option New RSUs and Unvested Option New RSUs will become fully vested as of such termination. Upon any other termination of service of the participant, restricted stock units unvested as of the termination date will be forfeited. The other terms and conditions of the new restricted stock units will be governed by the terms and conditions of the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan and the applicable award agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Delida Costin
Name:	Delida Costin
Title:	Chief Legal and People Officer
Date: September 23, 2022

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